SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2015

Precious Investments, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-195306	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 Richmond Street West, Suite 310 Toronto, Ontario Canada	M5H-2L3
(Address of principal executive offices)	(Zip Code)

416-878-3377

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On November 30, 2015, Precious Investments, Inc. (the “Registrant” or the ‘Company”) dismissed Thayer O’Neal Company, LLC (“Thayer”) as the Registrant’s independent registered public accounting firm. Except as noted in the paragraph immediately below, the report of Thayer on the Company’s financial statements for the year ended July 31, 2015 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The report of Thayer on the Company’s financial statements as of and for the year ended July 31, 2015 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has suffered recurring losses from operations and has a net capital deficiency.

During the year ended July 31, 2015 and through November 30, 2015, the Company has not had any disagreements with Thayer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Thayer’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the year ended July 31, 2015 and through November 30, 2015, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Part II, Item 9A. of the Company’s Form 10-K for the year ended July 31, 2015, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses related to the following:

  inadequate segregation of duties and effective risk assessment; and

  insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

Other than as disclosed above, there were no reportable events during the fiscal year ended July 31, 2015, and through the interim period ended November 30, 2015. The Company’s Board of Directors discussed the subject matter of each reportable event with Thayer. The Company authorized Thayer to respond fully and without limitation to all requests of MNP LLP concerning all matters related to the audited period by Thayer, including with respect to the subject matter of each reportable event.

The Company provided Thayer with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Thayer is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On November 30, 2015 (the “Engagement Date”), the Company engaged MNP LLP (“MNP”) as its independent registered public accounting firm for the Company’s fiscal year ending July 31, 2016. The decision to engage MNP as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with MNP regarding either:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that MNP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Thayer O’Neal Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIOUS INVESTMENTS, INC.

Dated: December 1, 2015	By:	/s/ Nataliya Hearn
Name: Nataliya Hearn
Title :Chief Executive Officer

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